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              EXHIBIT INDEX


EXHIBIT NO.    TITLE OF DOCUMENT

 23.     1a.   Consents of Kenny S&P Evaluation Services,
               a division of J.J. Kenny Co., Inc.

         1b.   Consent of Deloitte & Touche LLP

 27.           Financial Data Schedule